UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2020

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	UUU	NYSE MKT LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

Universal Security Instruments, Inc. (the “Company”) is filing this Current Report on Form 8-K pursuant to the Order of the Securities and Exchange Commission (the “SEC”), contained in Release No. 34-88465, issued on March 4, 2020 and as revised on March 25, 2020 pursuant to Section 36 of the Exchange Act, granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”). In reliance on the Order, the Company is delaying the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2020, originally due on June 29, 2020 (the “Form 10-K”), and expects to file the Form 10-K by July 31, 2020.

The Company imports almost all of its products from the People’s Republic of China (PRC), and, until March 31, 2020, the Company was a 50% owner of Eyston Company Limited, the Company’s 50% owned Hong Kong Joint Venture (“Eyston”), which manufactures almost all of the Company’s products in the PRC. As such, a significant portion of the Company’s financial results is based on information obtained from and audited in Hong Kong and the PRC.

In light of the shutdowns, quarantines and other restrictions and delays in operations and travel caused by or related to COVID-19 in Hong Kong, the PRC and the United States, the Company had limited access to the Company’s and Eyston’s facilities and records to complete the information necessary for the Company’s annual audit. This has, in turn, delayed the Company’s ability to prepare the Form 10-K.

As the Company’s products are sold primarily to the construction industry and do-it-yourself centers, restrictions and limitations imposed by the COVID-19 pandemic had a negative impact on the Company’s sales. The Company is not yet able to quantify the full impact of the COVID-19 pandemic on its sales and financial results, but expects that the pandemic was a factor in significantly lower sales for the fourth quarter of its fiscal year ended March 31, 2020 (and included in the Form 10-K) when compared to sales for the 2019 period. Sales and financial results for the first fiscal quarter ending June 30, 2020 are not yet known, but the trend of lower sales due to the pandemic from the fourth quarter of fiscal 2020 continued in the first quarter of fiscal 2021, and the Company anticipates that it will report lower sales for the fiscal quarter ending June 30, 2020, when compared to the quarter ended June 30, 2019.

In addition, while the Company expects that the previously reported sale of its 50% interest in Eyston will result in future positive impact on the Company’s financial results, the Company expects to recognize an approximately $2.5 million loss in its fiscal year ended March 31, 2020 on the sale due to the difference between the carrying value of the Company’s interest in Eyston and the sales price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: June 26, 2020	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President